Universal Forest Products, Inc.
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Exhibit 99(a)

News release

---------------AT THE COMPANY---------------
Lynn Afendoulis
Director, Corporate Communications
(616) 365-1502

FOR IMMEDIATE RELEASE
Wednesday, April 20, 2016

UFPI Reports Record First Quarter Results
Earnings up 89 percent, net sales up 7.8 percent
GRAND RAPIDS, Mich., Wednesday, April 20, 2016 - Universal Forest Products, Inc. (Nasdaq: UFPI) today announced first-quarter net earnings attributable to controlling interest of $19.2 million, up 89 percent over the same period of 2015. Diluted earnings per share were $0.95, compared to $0.51 for the first quarter of 2015. Net sales for the first quarter were $682.2 million, up 7.8 percent over the first quarter of 2015. The net earnings and net sales results are first-quarter records for the Company.
“The record-breaking results we have enjoyed since the third quarter of 2015 are a testament to the outstanding efforts of our people and the strategies we have implemented to grow and improve the business,” said CEO Matt Missad. “Rather than become complacent, we are targeting new opportunities for growth and improved profitability, while enhancing value for our customers.”
The first-quarter sales growth is attributable to increases in the Company’s retail and construction markets, which grew 17 percent and 9.3 percent, respectively, despite a 12 percent decline in year-over-year lumber prices in the first quarter.
“While the milder winter contributed to improved quarter-over-quarter results, we also benefitted from increased new product sales, operational efficiency improvements, and a better sales mix,” Matt reported. New product sales for the quarter rose 32 percent to $67.5 million, up from $51 million during the same period in 2015.
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Universal Forest Products, Inc.
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By market, the Company posted the following first-quarter 2016 gross sales results:
Retail: $270.7 million, up 17 percent over the same period of 2015
The Company saw increases in unit sales to both its big box and independent retail customers as a result of improving demand and success in the Company’s new product sales initiative. The sales were partially offset by a 2 percent decrease in selling prices due to the commodity lumber market. The Company believes it is well-positioned to meet the growing demand of customers as the spring building season begins. It remains focused on enhancing its product offerings by creating new products and improving upon existing products, and increasing its market share with independent retailers.
Industrial: $204.2 million, down 3 percent from the first quarter of 2015
This market includes packaging, material handling and related products, and other wood-based products for many other applications that serve a variety of industrial customers. The Company’s unit sales increased 5 percent as a result of organic growth from adding new customers and growing market share with existing customers. Gross sales fell 3 percent due to an 8 percent decrease in selling prices due to lower lumber costs. The Company remains focused on adding new customers, expanding its product and service offering, adding capacity in certain regions, and growing its business in non-wood packaging materials.
Construction: $218.9 million, up 9 percent over the same period of 2015
This market includes residential and manufactured housing and commercial construction. The Company’s growth in this market was attributable to a 15 percent increase in unit sales, led by strong sales in commercial and residential construction. Gross sales were partially offset by a 6 percent decrease in selling prices.

CONFERENCE CALL
Universal Forest Products will conduct a conference call to discuss information included in this news release and related matters at 8:30 a.m. ET on Thurs., April 21, 2016. The call will be hosted by CEO Matthew J. Missad and CFO Michael Cole, and will be available for analysts and institutional investors domestically at (888) 685-5759 and internationally at (503) 343-6031. Use conference pass code 88497073. The conference call will be available simultaneously and in its entirety to all interested investors and news media through a webcast at http://www.ufpi.com. A replay of the call will be available through May 15, 2016, at 855-859-2056 or 404-537-3406 or 800-585-8367.

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Universal Forest Products, Inc.
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UNIVERSAL FOREST PRODUCTS, INC.
Universal Forest Products, Inc. is a holding company that provides capital, management and administrative resources to subsidiaries in three robust markets: retail, construction and industrial. Founded in 1955, the Company is headquartered in Grand Rapids, Mich., with affiliates throughout North America and Australia. For more about Universal Forest Products, go to www.ufpi.com.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act, as amended, that are based on management’s beliefs, assumptions, current expectations, estimates and projections about the markets we serve, the economy and the Company itself. Words like “anticipates,” “believes,” “confident,” “estimates,” “expects,” “forecasts,” “likely,” “plans,” “projects,” “should,” variations of such words, and similar expressions identify such forward-looking statements. These statements do not guarantee future performance and involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. The Company does not undertake to update forward-looking statements to reflect facts, circumstances, events, or assumptions that occur after the date the forward-looking statements are made. Actual results could differ materially from those included in such forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty. Among the factors that could cause actual results to differ materially from forward-looking statements are the following: fluctuations in the price of lumber; adverse or unusual weather conditions; adverse economic conditions in the markets we serve; government regulations, particularly involving environmental and safety regulations; and our ability to make successful business acquisitions. Certain of these risk factors as well as other risk factors and additional information are included in the Company's reports on Form 10-K and 10-Q on file with the Securities and Exchange Commission.

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Universal Forest Products, Inc.
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CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS AND COMPREHENSIVE INCOME (UNAUDITED) FOR THE THREE MONTHS ENDED MARCH 2016/2015

	Quarter Period				Year to Date
(In thousands, except per share data)	2016		2015		2016		2015
NET SALES	$682,151	100%	$633,025	100%	$682,151	100%	$633,025	100%

COST OF GOODS SOLD	579,412	84.9	553,443	87.4	579,412	84.9	553,443	87.4

GROSS PROFIT	102,739	15.1	79,582	12.6	102,739	15.1	79,582	12.6

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	70,838	10.4	61,705	9.7	70,838	10.4	61,705	9.7

NET (GAIN) LOSS ON DISPOSITION AND IMPAIRMENT OF ASSETS	(10)	—	14	—	(10)	—	14	—

EARNINGS FROM OPERATIONS	31,911	4.7	17,863	2.8	31,911	4.7	17,863	2.8

OTHER EXPENSE, NET	891	0.1	955	0.2	891	0.1	955	0.2

EARNINGS BEFORE INCOME TAXES	31,020	4.5	16,908	2.7	31,020	4.5	16,908	2.7

INCOME TAXES	10,765	1.6	6,104	1.0	10,765	1.6	6,104	1.0

NET EARNINGS	20,255	3.0	10,804	1.7	20,255	3.0	10,804	1.7

LESS NET EARNINGS ATTRIBUTABLE TO NONCONTROLLING INTEREST	(1,043)	(0.2)	(642)	(0.1)	(1,043)	(0.2)	(642)	(0.1)

NET EARNINGS ATTRIBUTABLE TO CONTROLLING INTEREST	$19,212	2.8	$10,162	1.6	$19,212	2.8	$10,162	1.6

EARNINGS PER SHARE - BASIC	$0.95		$0.51		$0.95		$0.51

EARNINGS PER SHARE - DILUTED	$0.95		$0.51		$0.95		$0.51

COMPREHENSIVE INCOME	20,697		9,801		20,697		9,801

LESS COMPREHENSIVE INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	(846)		(498)		(846)		(498)

COMPREHENSIVE INCOME ATTRIBUTABLE TO CONTROLLING INTEREST	$19,851		$9,303		$19,851		$9,303

SUPPLEMENTAL SALES DATA
	Quarter Period			Year to Date
Market Classification	2016	2015	%	2016	2015	%
Retail	$270,743	$231,447	17%	$270,743	$231,447	17%
Industrial	204,245	210,016	(3)%	204,245	210,016	(3)%
Construction	218,876	200,306	9%	218,876	200,306	9%
Total Gross Sales	693,864	641,769	8%	693,864	641,769	8%
Sales Allowances	(11,713)	(8,744)		(11,713)	(8,744)
Total Net Sales	$682,151	$633,025		$682,151	$633,025

Universal Forest Products, Inc.
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CONSOLIDATED CONDENSED BALANCE SHEETS (UNAUDITED) MARCH 2016/2015

(In thousands)
ASSETS	2016	2015	LIABILITIES AND EQUITY	2016	2015

CURRENT ASSETS			CURRENT LIABILITIES
Cash and cash equivalents	$43,065	$22,888	Cash Overdraft	$—	$21,585
Restricted cash	1,139	710	Accounts payable	116,525	114,225
Investments	6,737	—	Accrued liabilities	97,910	79,326
Accounts receivable	287,374	260,926	Current portion of debt	886	21
Inventories	327,177	404,711
Other current assets	16,889	19,984

TOTAL CURRENT ASSETS	682,381	709,219	TOTAL CURRENT LIABILITIES	215,321	215,157

OTHER ASSETS	10,424	9,674	LONG-TERM DEBT AND
INTANGIBLE ASSETS, NET	198,338	193,113	CAPITAL LEASE OBLIGATIONS	84,525	187,020
PROPERTY, PLANT			OTHER LIABILITIES	51,003	50,309
AND EQUIPMENT, NET	254,634	255,462	EQUITY	794,928	714,982

TOTAL ASSETS	$1,145,777	$1,167,468	TOTAL LIABILITIES AND EQUITY	$1,145,777	$1,167,468

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CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED) FOR THE THREE MONTHS ENDED MARCH 2016/2015

(In thousands)	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$20,255	$10,804
Adjustments to reconcile net earnings to net cash from operating activities:
Depreciation	9,492	8,996
Amortization of intangibles	693	983
Expense associated with share-based compensation arrangements	432	378
Expense associated with stock grant plans	37	27
Deferred income tax credit	(156)	(193)
Equity in earnings of investee	(81)	(83)
Net loss (gain) on disposition and impairment of assets	(10)	14
Changes in:
Accounts receivable	(64,276)	(63,148)
Inventories	(22,159)	(64,422)
Accounts payable and cash overdraft	21,498	45,219
Accrued liabilities and other	4,318	10,880
NET CASH FROM OPERATING ACTIVITIES	(29,957)	(50,545)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant, and equipment	(12,941)	(15,102)
Proceeds from sale of property, plant and equipment	132	50
Acquisitions, net of cash received	—	(2,585)
Advances of notes receivable	(1,259)	(1,273)
Collections of notes receivable and related interest	1,408	5,790
Cash restricted as to use	(553)	(305)
Other, net	(173)	(16)
NET CASH FROM INVESTING ACTIVITIES	(13,386)	(13,441)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under revolving credit facilities	1,235	140,303
Repayments under revolving credit facilities	(1,495)	(52,718)
Proceeds from issuance of common stock	130	469
Distributions to noncontrolling interest	(1,170)	(939)
Repurchase of common stock	—	(78)
Other, net	(5)	(9)
NET CASH FROM FINANCING ACTIVITIES	(1,305)	87,028

Effect of exchange rate changes on cash	(43)	(154)
NET CHANGE IN CASH AND CASH EQUIVALENTS	(44,691)	22,888

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	87,756	—

CASH AND CASH EQUIVALENTS, END OF PERIOD	$43,065	$22,888